Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-61835 of United Auto Group, Inc. on Form S-8 of our report dated June 22, 2007, appearing in this Annual Report on Form 11-K of UnitedAuto 401(k) Savings and Retirement Plan for the year ended December 31, 2006.
/s/ DELOITTE & TOUCHE LLP
Detroit, Michigan
June 22, 2007